Exhibit 21.1

Microfilm Number______________________  Filed with the Department of
                                        State on_____________________________

Entity Number   2908531
              ------------------------  -------------------------------------
                                        Secretary of the Commonwealth

                      ARTICLES OF INCORPORATION -FOR PROFIT

                                       OF

                      NB PAYPHONES LTD.

   X  Business Stock (15Pa.C.S.1306)       ______Professional (15 Pa. C.S. 2903)
------
______Business Nonstock(15Pa.C.S.2102)     ______Management (15Pa.C.S.2702)
______Business-Statutory Close             ______Insurance(15Pa.C.S.3101)
      (Pa.C.S.2303)
______Cooperative (15Pa.C.S.7102)

     In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to corporations and unincorporated associations) the undersigned ,desiring to incorporate a corporation for profit hereby, state(s)that :

     1.  The name of the corporation is:
                            NB PAYPHONES LTD.

     2. The address of this corporation's initial registered office in this Commonwealth or name of its commercial registered office provider and the county of venue is:

         Corporation Service Company
         Dauphin County

     3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

     4.  The aggregate number of shares authorized is:
         200 shares at no par value.

     PAGE 2
     ARTICLES OF INCORPORATION
     NB PAYPHONES LTD.





     5. The name and address, including number and street, if any, of each incorporator is:

         Brigit Williamson
         319 Market Street
         Harrisburg, PA 17101

     6.  The specified effective date, if any, is:

     7. Additional provisions of the articles, if any attach an 81/2 x 11 sheet.

     8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. 77a et seq.)

     9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation on November 16,1999.


      /s/ Brigit Williamson
      ---------------------
          Brigit Williamson


                                       28